Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

We hereby certify that this Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof, to the best of our knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Allied Waste Industries, Inc.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ CHARLES H. COTROS

Charles H. Cotros
Chairman of the Board of Directors and
Chief Executive Officer

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer

Date: November 4, 2004